EXHIBIT 10.14




DATE:             August 30, 2001

TO:               Mr. Mitchell Cypress, Acting Chairman
                  The Seminole Tribe of Florida

FROM:             Lester L. Brown, Vice President
                  L.L. Brown International, Inc.

RE:               Staff Training

This letter serves, as a letter of agreement between, Mr. Mitchell Cypress, Acting Chairman of The Seminole Tribe of Florida and L.L. Brown International Inc.

The Seminole Tribe has made a request for Lester L. Brown, Vice President of L.L. Brown International, Inc. to train two hundred (200) staff and leadership personnel @ $249.00 ea.

We will conduct four (4) training sessions. Each session will be two-and-a- half days with fifty people in each session. Mr. Lester L. Brown will conduct both of the sessions with one assistant.

The dates requested for the training is the week of September 17 -18, October 1-3, 15-17 November 12-14, 2001. The sessions will begin at 9:00am and end at 5:00pm each day.

The Seminole Tribe of Florida has the responsibilities of;

     * Providing adequate facilities that will accommodate' a group of fifty people classroom style.
     *    You  will  also  need  to  provide  a  screen,  microphone  and  a LCD
          Projector.
     *    Airline accommodations, round trip from, Seattl to Miami.
     *    Travel to and from airport.
     *    Hotel accommodations

The cost for the training is $49,800.00.
     *    This cost includes all training materials and handouts.
     *    Lester Brown, a Master Speaker and Trainer.
     This cost also include two-days travel time getting there and back.

Mr. Mitchell Cypress agrees to confirm the training event with L.L. Brown International, Inc. upon receiving and signing of this agreement. At such time we will begin to ship materials and make travel arrangements and send to your travel agency for purchase of ticket.




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         The Seminole Tribe of Florida will provide us with the following information as quickly as possible:

1.   The approximate number of people expected to attend the training.
2. Location of the event including the address and phone number and contact person.
3.   Address,   phone  number  and  contact  person  for  shipment  of  workshop materials.

On the day of the event, you will be responsible for preparing the event site for the training. This includes handing out the provided materials to each attendee.

L.L. Brown International, Inc. is responsible for providing a master trainer (Lester Brown) and to design the program so it is exciting, re-energizing, empowering, inspiring and relevant to the issues that you maybe currently facing.

1. In order to provide our customer with the most efficient service, L.L. Brown International, Inc., requests that you schedule a conference call with our Accounting department immediately to discuss proper invoicing procedures.

2. If you agree with the terms of this proposal, please sign below and return to L.L. Brown International, Inc. (overnight) with a check in the amount of $24,900.00. This is a 50% down payment requirement in order for us to reserve the date and ship training materials. The balance of the fee is due upon the day of completion of training.

If you should have any questions, please feel free to call our office at (425) 251-8086.


SIGNATURE   /s/ Carolyn Scott Brown                            DATE   8/30/01
         ------------------------------------------------
         Carolyn Scott-Brown, President
         L.L. Brown International, Inc.


SIGNATURE   /s/ Mitchell Cypress                               DATE   9/12/01
         ------------------------------------------------
         Mr. Mitchell Cypress, Acting Chairman
         The Seminole Tribe of Florida